Exhibit 99.1

BioDelivery Sciences to Host Business Update Webcast and Conference Call

on Tuesday, November 15, 2011 at 8:30 AM Eastern Time

RALEIGH, N.C., November 14, 2011 - BioDelivery Sciences International, Inc. (Nasdaq: BDSI) will host a webcast and conference call on Tuesday, November 15, 2011 at 8:30 AM Eastern Time to provide a business update which will include plans and timelines for BEMA Buprenorphine/Naloxone for the treatment of opioid dependence and an update on the development program for BEMA Buprenorphine for the treatment of chronic pain. In addition, the webcast will include an update on the ONSOLIS REMS program and other key business issues. Management will be available at the end of the call to answer questions.

Interested parties may participate in the webcast which can be accessed at www.bdsi.com. For those unable to access the webcast or those wanting an opportunity to ask questions, the audio portion of the call can be accessed toll-free at (866) 516-3002 or at (760) 298-5082. For those who are not able to participate in the live broadcast, a replay of the webcast will be available on the BDSI website.

About BioDelivery Sciences International

BioDelivery Sciences International (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the patented BEMA technology. ONSOLIS (fentanyl buccal soluble film) is approved in the U.S., Canada, and the E.U. (where it will be marketed as BREAKYL), for the management of breakthrough pain in opioid tolerant, adult patients with cancer. The commercial rights are licensed to Meda for all territories worldwide except for Taiwan (licensed to TTY Biopharm) and South Korea (licensed to Kunwha Pharmaceutical Co.). BDSI’s second pain product, BEMA Buprenorphine, is being developed for the treatment of moderate to severe chronic pain and is in development in a high dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron). BDSI’s headquarters is located in Raleigh, North Carolina. For more information, visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc. BREAKYL is registered trademark of Meda Pharma GmbH & Co. KG.

Cautionary Note on Forward-Looking Statements

This press release, the presentation described herein and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Readers are cautioned that peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such estimates are accurate or that such sales levels will be achieved, if at all.

Contacts:

Brian Korb

Senior Vice President

The Trout Group LLC

(646) 378-2923

bkorb@troutgroup.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com